AT&T Delivers Strong 2023 Results, Cash from Operations and Free Cash Flow Driven by 5G and Fiber Growth

AT&T’s multi-year, investment-led strategy delivers improved free cash flow as company attracts and retains profitable customers

DALLAS, January 24, 2024 — AT&T Inc. (NYSE: T) delivered strong fourth-quarter and full-year results highlighted by profitable 5G and AT&T Fiber subscriber gains. As a result, the company posted strong operating income and cash from operations, and surpassed its full-year guidance for adjusted EBITDA*, mobility service and broadband revenue growth as well as its previously increased guidance for free cash flow*.

Solid fourth-quarter results and strong free cash flow close out a strong year
•Fourth quarter cash from operating activities of $11.4 billion, up $1.0 billion or 10.0% year over year; Full-year cash from operating activities of $38.3 billion, up $2.5 billion versus the prior year.
•Fourth quarter free cash flow* of $6.4 billion; Full-year free cash flow* of $16.8 billion, exceeded previously increased guidance, and up $2.6 billion versus the prior year.
•Fourth quarter revenues of $32.0 billion, up 2.2% year over year.
•Fourth quarter operating income of $5.3 billion, with adjusted operating income* of $5.8 billion; Full-year operating income of $23.5 billion, with adjusted operating income* of $24.7 billion, up 5.0% year over year.

“We accomplished exactly what we said we would in 2023, delivering sustainable growth and consistent business performance, resulting in full-year free cash flow of $16.8 billion, ahead of our raised guidance. As we advance our lead in converged connectivity, we will continue to scale our best-in-class 5G and fiber networks to meet customers’ growing demand for seamless, ubiquitous broadband, and drive durable growth for shareholders,” said John Stankey, AT&T CEO.

Strategy enables profitable 5G and fiber subscriber growth
•Full-year Mobility service revenues up 4.4%, above guidance; company’s best-ever full-year Mobility operating income.
•Full-year consumer broadband revenues up 8.1%, above guidance; driven by full-year AT&T Fiber revenue growth of 26.6%.
•526,000 postpaid phone net adds in the fourth quarter; more than 1.7 million for the full-year 2023 with historically low churn levels and continued strong ARPU growth.
•273,000 AT&T Fiber net adds in the fourth quarter; 1.1 million net adds for full-year 2023, 16 straight quarters with more than 200,000 net adds; sixth straight year with 1 million or more AT&T Fiber net adds.

Transformation helping to support margin growth
•Achieved $6 billion+ run-rate cost savings target in mid-year 2023; Strong early progress on achieving an incremental $2 billion+ run-rate cost savings target by mid-2026.

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

© 2024 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.

A leading investor in America’s broadband infrastructure
•Continued to enhance the largest wireless network in North America1 and expand the most reliable 5G network1; mid-band 5G spectrum now covers 210 million+ people, achieving end-of-year target.
•Grew the nation’s largest fiber network, which now passes 26 million+ consumer and business locations; on track to pass 30 million+ locations with fiber by the end of 2025.

2024 Outlook
For the full year, AT&T expects:
•Wireless service revenue growth in the 3% range.
•Broadband revenue growth of 7%+.
•Adjusted EBITDA* growth in the 3% range.
•Capital investment* in the $21-$22 billion range.
•Free cash flow* in the $17-$18 billion range.
•Adjusted EPS* of $2.15 to $2.25, which includes an expected ($0.17) higher depreciation expense, including accelerated depreciation from our open radio access network (Open RAN) transformation, ($0.07) lower other income due to declines in non-cash prior service credit amortization included in pension and postretirement benefits costs, ($0.05) lower capitalized interest and ($0.03) lower adjusted equity income from the DIRECTV investment*.
•In 2025, the company expects to deliver Adjusted EPS* growth.

2023 Highlights

AT&T

Growing the right way

$16.8B
Full-Year Free Cash Flow*

1.7M+
Postpaid phone net adds

1.1M
AT&T Fiber net adds with revenue growth of **~27%**

6th straight year of
1M+
AT&T Fiber net adds

Best **EVER** Full-Year Operating Income for Mobility

Investing to connect more people in more ways

Launched AT&T Internet Air in parts of **35 locations**

Supported AST SpaceMobile's world-first space-based direct 5G call with unmodified phones

Expanded mid-band 5G spectrum to reach
210M+
people – achieving our 2023 target

26M+
consumer and business locations passed with fiber

Effective & efficient in everything we do

Achieved
$6B+
run-rate cost savings target

Set new
$2B+
run-rate cost savings target for mid-2026

Early adopter of AI to drive business savings and enhance customer experiences

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

© 2024 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.

Note: AT&T’s fourth-quarter earnings conference call will be webcast at 8:30 a.m. ET on Wednesday, January 24, 2024. The webcast and related materials, including financial highlights, will be available on AT&T’s Investor Relations website at https://investors.att.com.

Consolidated Financial Results

Revenues for the fourth quarter totaled $32.0 billion versus $31.3 billion in the year-ago quarter, up 2.2%. This increase primarily reflects higher Mobility, and to a lesser extent, Mexico and Consumer Wireline revenues, partly offset by continued declines in Business Wireline revenues.

Operating expenses were $26.8 billion versus $52.4 billion in the year-ago quarter. Operating expenses decreased primarily from non-cash goodwill impairment charges in the prior year quarter and benefits of continued transformation efforts, including lower personnel costs in 2023, partially offset by inflationary increases. The year-over-year decrease was partially offset by increased depreciation expense and higher equipment costs from the sale of higher-priced devices at Mobility and subscriber growth in Mexico.

Operating income (loss) was $5.3 billion versus ($21.1) billion in the year-ago quarter. When adjusting for certain items, adjusted operating income* from continuing operations was $5.8 billion versus $5.7 billion in the year-ago quarter.

Equity in net income of affiliates was $0.3 billion, primarily from the DIRECTV investment. With adjustment for our proportionate share of intangible amortization, adjusted equity in net income from the DIRECTV investment* was $0.6 billion.

Income (loss) from continuing operations was $2.6 billion versus ($23.1) billion in the year-ago quarter. Earnings per common share from continuing operations was $0.30 versus ($3.20) in the year-ago quarter. Adjusting for $0.24, which includes an actuarial loss on benefit plans, restructuring and impairments, our proportionate share of intangible amortization from the DIRECTV equity method investment and other items, adjusted earnings per diluted common share from continuing operations* was $0.54 compared to $0.61 in the year-ago quarter.

Cash from operating activities from continuing operations was $11.4 billion, up $1.0 billion year over year, reflecting operational growth, lower mobile device payments, and lower voluntary benefit plan contributions, partly offset by higher cash tax payments.

Capital expenditures were $4.6 billion in the quarter. Capital investment*, which includes $1.0 billion of cash payments for vendor financing, totaled $5.6 billion. Free cash flow* was $6.4 billion for the quarter.

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

© 2024 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.

Full-Year Results

Revenues for the full year totaled $122.4 billion versus $120.7 billion in 2022, up 1.4%, primarily driven by higher revenues from Mobility, and to a lesser extent, Mexico and Consumer Wireline revenues, partially offset by lower Business Wireline revenues. Revenue increases also reflect favorable impacts of foreign exchange rates in Mexico.

Operating expenses were $99.0 billion compared with $125.3 billion in 2022 primarily due to non-cash goodwill impairment charges in the prior year, benefits of continued transformation efforts, including lower personnel costs in 2023, partially offset by inflationary cost increases. To a lesser extent, the year-over-year decrease reflects lower equipment costs at Mobility, driven by lower device sales and associated selling costs in 2023 and 3G network shutdown costs in the first quarter of 2022, higher returns on benefit-related assets and lower customer support costs. Partially offsetting these decreases were higher depreciation expense, increased amortization of deferred customer acquisition costs and unfavorable impact of foreign exchange.

Operating income (loss) was $23.5 billion versus ($4.6) billion in 2022. When adjusting for certain items, adjusted operating income* from continuing operations was $24.7 billion versus $23.5 billion a year ago.

Equity in net income of affiliates was $1.7 billion, primarily from the DIRECTV investment. With adjustment for our proportionate share of intangible amortization, adjusted equity in net income from the DIRECTV investment* for full-year 2023 was $2.9 billion.

Income (loss) from continuing operations was $15.6 billion versus ($6.9) billion a year ago. Earnings per common share from continuing operations was $1.97 versus ($1.10) for full-year 2022. With adjustments for both years, adjusted earnings per diluted common share from continuing operations* was $2.41 versus $2.57 for full-year 2022.

Cash from operating activities from continuing operations was $38.3 billion, up from $35.8 billion in the prior year, due to operational growth, timing of working capital, including lower device payments partially offset by lower receivable sales, and higher cash income tax payments.

Capital expenditures were $17.9 billion for the full year. Capital investment*, which includes $5.7 billion of cash payments for vendor financing, totaled $23.6 billion. Free cash flow* was $16.8 billion for the full year.

Total debt was $137.3 billion at the end of the fourth quarter, and net debt* was $128.9 billion. The company expects to achieve net debt-to-adjusted EBITDA* in the 2.5x range in the first half of 2025.

Communications Operational Highlights

Fourth-quarter revenues were $30.8 billion, up 1.4% year over year due to increases in Mobility and Consumer Wireline, which more than offset a decline in Business Wireline. Operating income was $6.6 billion, up 0.5% year over year, with operating income margin of 21.5%, compared to 21.7% in the year-ago quarter.

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

© 2024 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.

Mobility
•Revenues were up 4.1% year over year to $22.4 billion due to both higher service and equipment revenues. Service revenues were $16.0 billion, up 3.9% year over year, primarily driven by subscriber and postpaid ARPU growth. Equipment revenues were $6.4 billion, up 4.7% year over year, driven by sales of higher-priced phones.
•Operating expenses were $16.2 billion, up 3.4% year over year, primarily due to higher network costs, increased amortization of customer acquisition costs, higher equipment costs driven by sales of higher-priced devices, and higher depreciation expense.
•Operating income was $6.2 billion, up 6.2% year over year. Operating income margin was 27.7%, compared to 27.2% in the year-ago quarter.
•EBITDA* was $8.4 billion, up 5.6% year over year with EBITDA margin* of 37.4%, up from 36.9% a year ago. EBITDA service margin* was 52.2%, up from 51.4% in the year-ago quarter.
•Total wireless net adds were 5.9 million including:
o759,000 postpaid net adds with:
o526,000 postpaid phone net adds
o(48,000) postpaid tablet and other branded computing device net losses
o281,000 other net adds
o(132,000) prepaid phone net losses
•Postpaid churn was 1.01%, consistent with the year-ago quarter.
•Postpaid phone churn was 0.84%, consistent with the year-ago quarter.
•Prepaid churn was 2.97%, with Cricket substantially lower, versus 2.87% in the year-ago quarter.
•Postpaid phone-only ARPU was $56.23, up 1.4% versus the year-ago quarter, due to a mix shift to higher-priced unlimited plans and pricing actions.
•FirstNet® connections reached more than 5.5 million across approximately 27,500 agencies. FirstNet is the nationwide communications platform dedicated to public safety. The AT&T and FirstNet networks cover more than 99% of the U.S. population, and FirstNet covers more first responders than any other network in America.

Business Wireline
•Revenues were $5.1 billion, down 10.3% year over year due to lower demand for legacy voice and data services and product simplification, partly offset by growth in connectivity services.
•Operating expenses were $4.9 billion, down 4.1% year over year due to lower personnel costs associated with ongoing transformation initiatives and lower wholesale network access costs.
•Operating income was $165 million, down 69.4%, with operating income margin of 3.3% compared to 9.6% in the year-ago quarter. Operating income for the prior year quarter included impacts of about $100 million, primarily discrete intellectual property transaction revenues that did not repeat in 2023.
•EBITDA* was $1.5 billion, down 19.3% year over year, and was impacted by the items described above. EBITDA margin* was 30.4%, compared to 33.7% in the year-ago quarter.

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

© 2024 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.

Consumer Wireline
•Revenues were $3.4 billion, up 3.8% year over year due to gains in broadband more than offsetting declines in legacy voice and data and other services. Broadband revenues increased 8.3% due to fiber growth of 21.9%, partly offset by non-fiber revenue declines of 8.4%.
•Operating expenses were $3.1 billion, up 2.7% year over year due to increased depreciation expense, higher network-related and selling costs, partly offset by lower customer support costs.
•Operating income was $229 million, up 21.8% year over year with operating income margin of 6.8%, compared to 5.8% in the year-ago quarter.
•EBITDA* was $1.1 billion, up 10.2% year over year with EBITDA margin* of 33.1%, up from 31.2% in the year-ago quarter.
•Total broadband gains, excluding DSL, were 19,000, reflecting AT&T Fiber net adds of 273,000 and AT&T Internet Air net adds of 67,000, more than offsetting other non-fiber losses.

Latin America – Mexico Operational Highlights

Revenues were $1.1 billion, up 26.6% year over year primarily due to growth in both service and equipment revenues. Service revenues were $671 million, up 15.9% year over year, driven by favorable foreign exchange and subscriber growth. Equipment revenues were $419 million, up 48.6% year over year due to higher sales from subscriber growth and favorable foreign exchange rates.
Operating loss was ($43) million compared to ($79) million in the year-ago quarter. EBITDA* was $137 million compared to $85 million in the year-ago quarter, reflecting improved operations and the net favorable impact of foreign exchange.

Total wireless net adds were 562,000, including 450,000 prepaid net adds, 151,000 postpaid net adds and (39,000) reseller net losses.

FirstNet and the FirstNet logo are registered trademarks and service marks of the First Responder Network Authority. All other marks are the property of their respective owners.

1 Based on comparison of carrier owned & operated networks. No AT&T on-net coverage in select countries, including Canada. Details: att.com/international. destinations covered: att.com/globalcountries. 5G claim based on nationwide GWS drive test data. GWS conducts paid drive tests for AT&T and uses the data in its analysis. AT&T 5G requires compatible plan and device. 5G coverage not available everywhere. Learn more at att.com/5Gforyou

About AT&T
We help more than 100 million U.S. families, friends and neighbors, plus nearly 2.5 million businesses, connect to greater possibility. From the first phone call 140+ years ago to our 5G wireless and multi-gig internet offerings today, we @ATT innovate to improve lives. For more information about AT&T Inc. (NYSE:T), please visit us at about.att.com. Investors can learn more at investors.att.com.

Cautionary Language Concerning Forward-Looking Statements
Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update and revise statements contained in this news release based on new information or otherwise. This news release may contain certain non-GAAP financial measures.

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

© 2024 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.

Non-GAAP Measures and Reconciliations to GAAP Measures
Reconciliations of non-GAAP financial measures cited in this document to the most directly comparable GAAP financial measures can be found at https://investors.att.com and in our Form 8-K dated January 24, 2024. Free cash flow, EBITDA, adjusted EBITDA, adjusted operating income, adjusted diluted EPS, net debt and net debt-to-adjusted EBITDA are non-GAAP financial measures frequently used by investors and credit rating agencies. All results metrics discussed below represent continuing operations.

Free cash flow for 4Q23 of $6.4 billion is cash from operating activities of $11.4 billion, plus cash distributions from DIRECTV classified as investing activities of $0.6 billion, minus capital expenditures of $4.6 billion and cash paid for vendor financing of $1.0 billion. For 2023, free cash flow of $16.8 billion is cash from operating activities of $38.3 billion, plus cash distributions from DIRECTV classified as investing activities of $2.0 billion, minus capital expenditures of $17.9 billion and cash paid for vendor financing of $5.7 billion. For 2022, free cash flow of $14.1 billion is cash from operating activities of $35.8 billion, plus cash distributions from DIRECTV classified as investing activities of $2.6 billion, minus capital expenditures of $19.6 billion and cash paid for vendor financing of $4.7 billion. Due to high variability and difficulty in predicting items that impact cash from operating activities, cash distributions from DIRECTV, capital expenditures and vendor financing payments, the company is not able to provide a reconciliation between projected free cash flow and the most comparable GAAP metric without unreasonable effort.

Adjusted Operating Income is operating income adjusted for revenues and costs we consider non-operational in nature, including items arising from asset acquisitions or dispositions. For 4Q23, Adjusted Operating Income of $5.8 billion is calculated as operating income of $5.3 billion plus $0.5 billion of adjustments. For 4Q22, Adjusted Operating Income of $5.7 billion is calculated as operating income of ($21.1) billion plus $26.7 billion of adjustments.

For 2023, Adjusted Operating Income of $24.7 billion is calculated as operating income of $23.5 billion plus $1.2 billion of adjustments. For 2022, Adjusted Operating Income of $23.5 billion is calculated as operating income of ($4.6) billion plus $28.1 billion of adjustments. Adjustments for all periods are detailed in the Discussion and Reconciliation of Non-GAAP Measures included in our Form 8-K dated January 24, 2024.

EBITDA is operating income before depreciation and amortization. EBITDA margin is operating income before depreciation and amortization, divided by total revenues. EBITDA service margin is operating income before depreciation and amortization, divided by total service revenues. Adjusted EBITDA is calculated by excluding from EBITDA certain significant items that are non-operational or non-recurring in nature, including dispositions and merger integration and transaction costs, significant abandonments and impairments, benefit-related gains and losses, employee separation and other material gains and losses. Adjusted EBITDA estimates depend on future levels of revenues and expenses which are not reasonably estimable at this time. Accordingly, we cannot provide a reconciliation between projected Adjusted EBITDA and the most comparable GAAP metrics without unreasonable effort.

Capital investment provides a comprehensive view of cash used to invest in our networks, product developments and support systems. In connection with capital improvements, we have favorable payment terms of 120 days or more with certain vendors, referred to as vendor financing, which are excluded from capital expenditures and reported as financing activities. Capital investment includes capital expenditures and cash paid for vendor financing ($1.0 billion in 4Q23, $5.7 billion in 2023). For 2024, capital investment is expected to be in the $21-$22 billion range. Due to high variability and difficulty in predicting items that impact capital expenditures and vendor financing payments, the company is not able to provide a reconciliation between projected capital investment and the most comparable GAAP metrics without unreasonable effort.

Adjusted diluted EPS is calculated by excluding from operating revenues, operating expenses, other income (expenses) and income tax expense, certain significant items that are non-operational or non-recurring in nature, including dispositions and merger integration and transaction costs, actuarial gains and losses, significant abandonments and impairment, benefit-related gains and losses, employee separation and other material gains and losses. Non-operational items arising from asset acquisitions and dispositions include the amortization of intangible assets. While the expense associated with the amortization of certain wireless licenses and customer lists is excluded, the revenue of the acquired companies is reflected in the measure and that those assets contribute to revenue generation.

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

© 2024 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.

We also adjust for net actuarial gains or losses associated with our pension and postemployment benefit plans due to the often-significant impact on our results (we immediately recognize this gain or loss in the income statement, pursuant to our accounting policy for the recognition of actuarial gains and losses). Consequently, our adjusted results reflect an expected return on plan assets rather than the actual return on plan assets, as included in the GAAP measure of income.

The tax impact of adjusting items is calculated using the effective tax rate during the quarter except for adjustments that, given their magnitude, can drive a change in the effective tax rate, in these cases we use the actual tax expense or combined marginal rate of approximately 25%.

For 4Q23, Adjusted EPS of $0.54 is Diluted EPS of $0.30 adjusted for $0.18 actuarial loss on benefit plans, $0.06 restructuring and impairments, $0.03 proportionate share of intangible amortization at the DIRECTV equity method investment and $0.01 of benefit-related, transaction and other costs, minus $0.04 benefit from tax items. For 4Q22, Adjusted EPS of $0.61 is Reported EPS of ($3.20) adjusted for $3.57 impairments, abandonments and restructuring, $0.19 actuarial loss on benefit plans, $0.04 proportionate share of intangible amortization at the DIRECTV equity method investment, $0.04 benefit-related and other costs and $0.01 impact of Accounting Standards Update (ASU) No. 2020-06, minus $0.04 benefit from tax items.

For 2023, Adjusted EPS from continuing operations of $2.41 is Diluted EPS of $1.97 adjusted for $0.18 restructuring and impairments, $0.17 net actuarial and settlement loss on benefit plans, and $0.14 proportionate share of intangible amortization at the DIRECTV equity method investment, minus $0.04 benefit from tax items and $0.01 of benefit-related, transaction and other costs. For 2022, Adjusted EPS of $2.57 is Reported EPS from continuing operations of ($1.10) adjusted for $3.59 impairments, abandonments and restructuring, $0.19 benefit-related and other costs, $0.16 proportionate share of intangible amortization at the DIRECTV equity method investment and $0.06 impact of ASU No. 2020-06, minus $0.20 actuarial gain on benefit plans and $0.13 benefit from tax items.

The company expects adjustments to 2024 reported diluted EPS to include our proportionate share of intangible amortization at the DIRECTV equity method investment in the range of $0.5-$0.7 billion, a non-cash mark-to-market benefit plan gain/loss and other items. The company expects the mark-to-market adjustment, which is driven by interest rates and investment returns that are not reasonably estimable at this time, to be a significant item. Our projected 2024 and 2025 Adjusted EPS depend on future levels of revenues and expenses, most of which are not reasonably estimable at this time. Accordingly, we cannot provide a reconciliation between these projected non-GAAP metrics and the reported GAAP metrics without unreasonable effort.

Adjusted Equity in Net Income from DIRECTV investment of $0.6 billion for 4Q23 ($2.9 billion for 2023) is calculated as equity income from DIRECTV of $0.3 billion ($1.7 billion for 2023) reported in Equity in Net Income of Affiliates and excludes $0.3 billion ($1.3 billion for 2023) of AT&T’s proportionate share of the noncash depreciation and amortization of fair value accretion from DIRECTV’s revaluation of assets and purchase price allocation.

Net Debt of $128.9 billion at December 31, 2023 is calculated as Total Debt of $137.3 billion less Cash and Cash Equivalents of $6.7 billion and Time Deposits (i.e. deposits at financial institutions that are greater than 90 days) of $1.8 billion.

Net debt-to-adjusted EBITDA is calculated by dividing net debt by the sum of the most recent four quarters of adjusted EBITDA. Net debt is calculated by subtracting cash and cash equivalents and Time Deposits, from Total Debt. Adjusted EBITDA is calculated as defined above. Net debt and adjusted EBITDA estimates depend on future levels of revenues, expenses and other metrics which are not reasonably estimable at this time. Accordingly, we cannot provide a reconciliation between projected net debt-to-adjusted EBITDA and the most comparable GAAP metrics and related ratios without unreasonable effort.

For more information, contact:
Brittany Siwald
AT&T Inc.
Phone: (214) 202-6630
Email: brittany.a.siwald@att.com

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

© 2024 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.